UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 18, 2017

CHINA YCT INTERNATIONAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

0-53600	65-2954561
(Commission File Number)	(IRS Employer Identification No.)

c/o Shandong Spring Pharmaceutical Co., Ltd Economic Development Zone
Gucheng Road Sichui County Shandong Province PR China
(Address of principal executive offices and zip code)

86-537-4268278
(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective March 18, 2017, China YCT International Group, Inc. (the "Company") entered into an Acer Truncatum Industrial Project Acquisition Agreement (the "Agreement") with Shandong Yongchuntang Group Co., Ltd ("Shandong Yongchuntang").  Pursuant to the Agreement, the Company agreed to transfer three percent of the issued and outstanding shares which the Company owned in Shandong Spring Pharmaceutical Co., Ltd. ("Shandong Spring"), leaving the Company with 97% of the capital stock of Shandong Spring. In exchange for the shares of Shandong Spring, the Company received the Acer Truncatum Industrial Project (the "Project"), which was owned by Shandong Yongchuntang. The Project includes research equipment, a patent dealing with the refinery process of the Acer Truncatum's seed oils, a trademark with the name of "Bao Feng San Yi", and relevant certifications issued to Shandong Yongchuntang. In addition, the Company agreed to add a person designated by Shandong Yongchuntang to its Board of Directors.

Item 9.01 Exhibits.

No.	Description

10.1	Acer Truncatum Industrial Project Acquisition Agreement with Shandong Yongchuntang Group Co., Ltd dated as of March 18, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

  China YCT International Group, Inc.

By: /s/ Yan Tinghe
 Yan Tinghe
 Chief Executive Officer

Dated:  March 28, 2017